                                                                     Exhibit 4.8


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                      PROTECTION ONE ALARM MONITORING, INC.
                                    as Issuer



                              PROTECTION ONE, INC.,
                       PROTECTION ONE INTERNATIONAL, INC.,
                      PROTECTION ONE INVESTMENTS, INC., and
                    NETWORK MULTI-FAMILY SECURITY CORPORATION

                                  as Guarantors



                                       and



                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee



                                   ----------



                          Supplemental Indenture No. 3

                          Dated as of February 14, 2000


                                   ----------

              6 3/4% Convertible Senior Subordinated Notes due 2003


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

     THIS SUPPLEMENTAL INDENTURE NO. 3, dated as of February 14, 2000, among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the "Issuer"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), PROTECTION ONE INTERNATIONAL, INC., a Delaware corporation ("International"), PROTECTION ONE INVESTMENTS, INC., a Delaware corporation ("Investments"), and NETWORK MULTI-FAMILY SECURITY CORPORATION ("Network" together with the Parent Company, International and Investments, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee") (the "Supplemental Indenture").

                              W I T N E S S E T H:

     WHEREAS, the Issuer has issued 6 3/4% Convertible Senior Subordinated Notes due 2003 (the "Notes") in the principal amount of $103,500,000, pursuant to that certain Subordinated Debt Shelf Indenture dated as of August 29, 1996 providing for the issuance from time to time of unsecured debentures, notes or other evidences in one or more series of the Issuer (the "Subordinated Indenture") and a Supplemental Indenture No. 1 dated as of September 20, 1996 (the "First Supplement").

     WHEREAS, pursuant to Section 8.01 of the Subordinated Indenture, Security Holdings, Inc., a Washington corporation ("Security Holdings"), the Issuer, the Parent Company and the Trustee thereafter entered into a Supplemental Indenture No. 2 dated as of October 28,1996, for the purpose of adding a Note Guarantee by Security Holdings (the "Second Supplement"; the Subordinated Indenture, as supplemented by the First Supplement and the Second Supplement, the "Indenture");

     WHEREAS, in accordance with applicable provisions of the Indenture, Security Holdings thereafter merged into Monitoring;

     WHEREAS, pursuant to Section 8.01 of the Subordinated Indenture, the Issuer, the Guarantors and the Trustee may enter into a supplemental indenture to (i) add additional Note Guarantees to the Indenture and (ii) reflect that Security Holdings has ceased to be liable on its Note Guarantee because it is no longer a subsidiary of Issuer;

     WHEREAS, the Issuer, the Guarantors and the Trustee desire to execute this Supplemental Indenture to (i) provide for the Note Guarantees of International, Investments and Network and (ii) reflect the merger of Security Holdings into the Issuer;

     WHEREAS, Monitoring and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been satisfied, and all things necessary to make this Supplemental Indenture a valid amendment of, and supplement to, the Indenture have been done by the Issuer and the Guarantors.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Issuer and the Guarantors agree with the Trustee that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of the Holders, as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this Supplemental Indenture (including the Recitals hereof) have the meanings therein defined.

                                   ARTICLE II

                           AMENDMENT OF THE INDENTURE

     SECTION 2.1 PREAMBLE. The preamble of the Subordinated Indenture is hereby amended and restated in its entirety to read as follows:

          "THIS INDENTURE dated as of August 29, 1996 by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the "Issuer"), and PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), PROTECTION ONE INTERNATIONAL, INC., a Delaware corporation ("International"), PROTECTION ONE INVESTMENTS, INC., a Delaware corporation ("Investments"), NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation ("Network", and together with the Parent Company, International and Investments, the "Guarantors"), as Guarantors, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee")."

     SECTION 2.2 NOTE GUARANTEES. Each of International, Investments and Network hereby provides a Note Guarantee of payment of the Securities pursuant to Article Thirteen of the Subordinated Indenture, and it is acknowledged that Security Holdings has ceased to be liable on its Note Guarantee because it is no longer a Subsidiary of the Issuer.

     SECTION 2.3 REFERENCES TO GUARANTORS. Any reference in any Section of the Indenture to the Guarantors or any of them shall be deemed to include International, Investments and Network and exclude Security Holdings.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1 RATIFICATION OF SUBORDINATED INDENTURE. Except as modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

     SECTION 3.2 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

     SECTION 3.3 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.4 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  [Remainder of page purposefully left blank.]


                                       3
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first written above.

                                        PROTECTION ONE ALARM MONITORING, INC.,
                                        as Issuer


                                        By:   /s/ Annette Beck
                                           ------------------------------------
                                              Annette Beck
                                              President


                                        PROTECTION ONE, INC., as Parent Company


                                        By:   /s/ Annette Beck
                                           ------------------------------------
                                              Annette Beck
                                              President


                                        PROTECTION ONE INTERNATIONAL, INC.


                                        By:   /s/ John E. Mack  III
                                           ------------------------------------
                                              John E. Mack, III
                                              President


                                        PROTECTION ONE INVESTMENTS, INC.


                                        By:   /s/ John E. Mack  III
                                           ------------------------------------
                                              John E. Mack, III
                                              President


                                        NETWORK MULTI-FAMILY SECURITY
                                        CORPORATION


                                        By:   /s/ Steven V. Williams
                                           ------------------------------------
                                              Steven V. Williams
                                              President


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                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:   /s/ Andrew M. Sinasky
                                           ------------------------------------
                                        Name:     Andrew M. Sinasky
                                             ----------------------------------
                                        Title:    Assistant Vice President
                                              ---------------------------------